AMENDMENT TO EMPLOYMENT AGREEMENT FOR
HEATHER E. BRILLIANT

This Amendment is entered into as of this 31st day of March, 2023 (this “Amendment”) to amend the Employment Agreement dated October 26, 2021 (the “Agreement”) by and between Diamond Hill Capital Management, Inc. (“DHCM”), a wholly-owned subsidiary of Diamond Hill Investment Group, Inc. (“DHIG”, and together with DHCM, the “Employer”) and Heather E. Brilliant (the “Executive”).

WHEREAS, pursuant to the Agreement, Employer and Executive agreed that, during the Term, Executive would serve as the President and Chief Executive Officer of the Employer at the Employer’s principal offices in Columbus, Ohio;

WHEREAS, the Term commenced on October 26, 2021 and will end on December 31, 2026, unless extended further by operation of the terms of the Agreement;

WHEREAS, Employer and Executive each desire that Executive continue to serve as President and CEO of DHIG and as CEO of DHCM until the end of the Term;

WHEREAS, as part of the reorganization of Employer’s internal staffing structure, Employer and Executive each desire that Executive cease to serve as President of DHCM effective as of the date of this Amendment and continuing through the end of the Term, and that DHCM, acting through Executive in her capacity as the sole director of DHCM, concurrently appoint a new President of DHCM, to serve in such role commencing on the date of this Amendment; and

WHEREAS, Employer and Executive each view this change and entering into this Amendment as being in the best interest of Employer’s employees, clients, and shareholders;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are agreed to by the parties, Employer and Executive hereby mutually agree as follows:

1.The first sentence of Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

During the Term, the Executive shall serve as the President and Chief Executive Officer (“CEO”) of DHIG and as Chief Executive Officer of DHCM at the Employer’s principal offices in Columbus, Ohio.

2.This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and performed therein, without giving effect to the conflict of laws principles thereof.

3.This Amendment may be executed, including by electronic signature, in one or more counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

4.All capitalized terms used but not defined in this Amendment shall have the meaning assigned to them in the Agreement. All other provisions, terms and conditions contained in the Agreement, as amended to date, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers or agents to become effective as of the day and year set forth above.

DIAMOND HILL CAPITAL MANAGEMENT, INC.

By:    /s/ Thomas E. Line
Name:    Thomas E. Line
Title:    CFO
Date:    03/31/2023

HEATHER E. BRILLIANT

By:    /s/ Heather E. Brilliant
Date:    03/31/2023